Exhibit 99.1

ITC Holdings Prices $550 million Debt Offering

NOVI, Mich., June 26, 2013, ITC Holdings Corp. (NYSE: ITC) today announced that it has priced an underwritten public offering of $550 million aggregate principal amount of senior unsecured notes. The notes include $250 million aggregate principal amount of 4.05% senior notes due 2023 and $300 million aggregate principal amount of 5.30% senior notes due 2043.

ITC expects to use the net proceeds from the offering to repay existing indebtedness, including ITC Holdings’ $267 million aggregate principal amount of 5.25% Senior Notes due July 15, 2013, $200 million term loan entered into in 2012 and for general corporate purposes which may include the repayment of other indebtedness.  The offering is expected to close on July 3, 2013, subject to customary closing conditions.

Morgan Stanley, Credit Suisse, Deutsche Bank Securities, Wells Fargo Securities, Barclays and J.P. Morgan are acting as joint book-running managers for the offering.

The securities are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission, and a preliminary prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission as part of the shelf registration statement.

Interested parties should read the preliminary prospectus supplement for this offering, the prospectus in the registration statement and the other documents that ITC has filed with the Securities and Exchange Commission that are incorporated by reference into the preliminary prospectus supplement for more complete information about ITC and this offering.  Copies of the preliminary prospectus supplement and the accompanying prospectus related to the offering may be obtained by calling Morgan Stanley toll free at (866) 718-1649, Credit Suisse toll free at (800) 221-1037, Deutsche Bank Securities toll free at (800) 503-4611, Wells Fargo Securities toll free at (800) 221-1037, Barclays toll free at (888) 603-5847 and J.P. Morgan collect at (212) 834-4533. A copy of these documents may also be obtained by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. (itc-ITC)

Safe Harbor Statement

This press release contains certain statements that describe ITC management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for ITC’s business,

including ITC’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in ITC’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time, (b) the risk factors disclosed by ITC in the preliminary prospectus supplement for this offering and (c) the risks related to ITC’s proposed acquisition of the transmission business of Entergy Corporation, risks included in the prospectus included in the registration statement on Form S-4 that was filed by ITC with the SEC in connection with that proposed transaction.  There can be no assurance that the offering will be completed. The Company assumes no obligation to update any forward-looking statements.